Exhibit 99.1

Mango Financial Launches Digital Currency Strategy, Integrating Cryptocurrency Elements into Financial Operations

Hong Kong, August 15, 2025 – Mango Financial Limited (“Mango” or the “Company”) today announced that it has initiated its digital currency strategy by introducing cryptocurrency elements into the Company’s financial operations.

In the broader context of the Hong Kong government’s agenda to “support virtual asset innovation and accelerate the tokenization of securities, funds, and real-world assets,” Mango– as a fully licensed financial institution recognized by the Hong Kong Securities and Futures Commission (SFC) – has begun laying groundwork in several key business areas to introduce cryptocurrency elements: Security Token Offerings (STOs), Real-World Asset Tokenization (RWA), Stablecoins, Virtual Asset Trading Platforms (VATPs) andVirtual Asset Fund Management

Under Hong Kong’s current regulatory framework for digital assets, financial institutions must ensure that relevant activities are covered by the appropriate licenses. For both traditional brokerage firms and emerging trading platforms, obtaining the proper license is a necessary prerequisite for conducting business. As an SFC-licensed corporation (Central No. ABS838), Mango holds Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance), and Type 9 (Asset Management) licenses. These licenses correspond to the required permissions for various digital asset activities, providing Mango with a uniquely strong regulatory footing. This licensing advantage positions the Company favorably in planning and implementing an innovative digital asset trading platform.

Given the above macro backdrop, Mango and its subsidiaries (collectively, the “Group”) believe it is an opportune time to launch its digital asset strategy. With approval from its Board of Directors, the Group plans to allocate a portion of its proprietary capital to digital currency assets, focusing initially on Bitcoin in the first phase. Concurrently, the Group will gradually explore applying blockchain innovations within its services — for example, researching the use of stablecoins in cross-border payment and settlement — to complement its existing business lines with fintech innovation. This strategy is designed to enhance the diversity of the Group’s capital allocation and to establish a foothold in the digital asset sector in order to capture its potential long-term value growth. By doing so, the Group aims to secure a first-mover advantage as this emerging asset class continues to mature. As part of these initiatives, in July 2025, the Group submitted applications to the Hong Kong Securities and Futures Commission (SFC) to upgrade its existing Type 1 (Dealing in Securities) and Type 4 (Advising on Securities) licenses, and also applied to launch a U.S. dollar-denominated fund under its Type 9 (Asset Management) license with a target fund size of US$100 million. At the same time, the Group is strengthening its digital asset expertise by expanding its team and collaborating with industry organizations such as the Hong Kong Blockchain Association. As part of this effort, the Group has appointed Mr. Tony Tang, Co-Chairman of the Hong Kong Blockchain Association, as the head of its digital currency division.

Mango emphasizes that the implementation of this digital currency strategy will be carried out strictly under the Company’s existing regulatory licenses and compliance framework. The Company will also implement rigorous risk management measures — including the adoption of secure custody solutions and adherence to international Anti-Money Laundering (AML) standards — to manage its digital assets. These steps ensure that the new digital asset initiatives are in line with Mango’s long-standing core philosophy of “safety first, wealth preservation.”

This announcement to the investing public reflects Mango’s commitment to transparency and its long-term vision. The Company intends to maintain transparent information disclosure throughout the execution of this strategy, providing timely updates to shareholders on its progress and upholding its commitment to sustainable long-term growth. Management stated that this digital currency strategy is a forward-looking initiative, aligned with Mango’s mission of pursuing innovation within a compliant framework. The Company will proceed with a prudent and steady approach in exploring the digital asset arena, aiming to create greater value for its shareholders and clients.

Important Information

North Water Investment Group Holdings Limited (“North Water”), the parent company of Mango, has entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cayson Acquisition Corp. (“Cayson”), Mango Financial Group Limited, a Cayman Islands exempted company (“Mango Financial Group”), and Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Mango Financial Group.

In connection with the proposed business combination contemplated by the Merger Agreement, Mango Financial Group and Cayson intend to file a registration statement on Form F-4 that will include a proxy statement of Cayson and a prospectus of Mango Financial Group. The proxy statement/prospectus will be sent to all Cayson shareholders. Before making any voting decision, securities holders of Cayson are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination and the parties to the proposed business combination.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cayson or Mango Financial Group through the website maintained by the SEC at www.sec.gov. The documents filed by Cayson may be obtained free of charge by written request to Cayson Acquisition Corp., 205 W 37th St, New York, New York 10018.

Participants in the Solicitation

Cayson and Mango Financial Group and certain of their respective directors, executive officers, and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Cayson’s shareholders in connection with the proposed transaction. Information about Cayson’s directors and executive officers and their ownership of Cayson’s securities is set forth in Cayson’s filings with the SEC.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors, and other interested persons in respect of Cayson and Mango Financial Group should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends that are not statements of historical matters. These forward-looking statements are based on various assumptions, whether or not identified in this press release, and on current expectations of the respective management of Mango and Cayson and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Mango and Cayson. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the outcome of any legal proceedings that may be instituted in connection with the business combination, delays in obtaining or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the business combination, the risk that the business combination disrupts current plans and operations, the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the surviving company to grow and manage growth profitably with customers and suppliers and retain key employees, costs related to the business combination, the risk that the business combination does not close, changes in applicable laws or regulations, the possibility that Mango or Cayson may be adversely affected by other economic, business, and/or competitive factors, economic uncertainty caused by the impacts from geopolitical uncertainty and armed conflicts around the globe and rising levels of inflation and interest rates, the risk that the approval of Mango stockholders of the Merger Agreement is not obtained, the risk that the approval of the shareholders of Cayson of the Merger Agreement is not obtained, the amount of redemption requests made by Cayson’s shareholders and the amount of funds remaining in Cayson’s trust account after the satisfaction of such requests, the Company’s and Cayson’s ability to satisfy the conditions to closing of the business combination, the risks discussed in Cayson’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as preliminary and definitive proxy statements/prospectuses that Cayson and/or Mango intend to file with the SEC in connection with the Merger Agreement. If any of these risks materialize or Mango’s or Cayson’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Mango nor Cayson presently know or that Mango or Cayson believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Mango’s and Cayson’s expectations, plans, or forecasts of future events and views as of the date of this press release. Mango and Cayson anticipate that subsequent events and developments may cause their assessments to change. Mango and Cayson specifically disclaim any obligation to update or revise any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Mango’s or Cayson’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Mango Contact

Kam Fai Cheung

jackycheung@mangofinancial.com.hk

Zhao Pang

edward.pang@mangofinancial.com.hk